Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810                                                                      TEL. 978/289-1500                                           www.drc.com

DRC to Acquire High Performance Technologies, Inc.

--- Acquisition Enhances Information Technology Consulting and Systems Engineering Capabilities ---
--- Broadens Presence in Healthcare and Other High Growth Markets ---

Andover, Mass. – June 03, 2011 – Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, and technology solutions, today announced that it has signed a definitive agreement to acquire privately-held High Performance Technologies, Inc (HPTi), a leading provider of high-end technology services, primarily to the federal healthcare and military technology markets.

HPTi reported revenue of $90 million for calendar 2010 with nearly 80 percent of sales aligned with DRC’s target growth markets, including healthcare, cyber security, intelligence, civilian financial agencies and homeland security.  HPTi, a high-end technology solutions provider, synthesizes disciplined architecture and development with emerging technologies across high priority federal civilian and defense agencies such as the Veterans Administration, Treasury, Department of Justice, intelligence agencies, and selected advanced military technology areas.  HPTi is a highly regarded, go-to partner for its customers known for solving some of the highest priority, most technically advanced problems - from high performance computing to enterprise wide systems engineering and architecture.  With 44 percent of staff holding masters degrees or above, HPTi possesses extraordinary capabilities to meet customer needs for emerging technologies.

“HPTi has an outstanding reputation in the federal marketplace with the capabilities to solve some of the most complex, technical challenges faced by government agencies,” said Jim Regan, DRC’s chairman and chief executive officer.  “I have known the company and members of its management team since inception. HPTi is among the best led organizations in our industry and an outstanding fit for DRC.  HPTi’s management team has done a tremendous job of extending the company’s technical abilities, which originated in the defense arena, to other federal growth markets.  We are very enthusiastic about having the HPTi staff with their impressive capabilities join the DRC team.”

Tim Keenan, HPTi’s president, added, “In DRC we have found an alignment of not only core values but also of market approach.  We are truly pleased to be part of what we believe will be a go-to source of technology solutions for our combined clients.”  Mr. Keenan will report to Mr. Regan in the position of corporate development and strategy advisor.  Scott Miller, HPTi’s chief operating officer, also will report directly to Mr. Regan, continuing his leadership role for HPTi operations.

HPTi has approximately 440 employees located primarily in the National Capital Region with principal offices in Reston and Ballston, Virginia.

Terms of the merger agreement include a cash price of $143 million with closing anticipated for June 30, 2011 following the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  For tax purposes, the transaction will be treated as an asset purchase resulting in tax benefits to DRC, estimated at $23 million.  HPTi earnings before interest, taxes, stock compensation, depreciation and amortization (EBITDA) for the twelve months ended March 31, 2011 was $11.9 million on revenue of $97 million.

Concurrent with the transaction, DRC will replace its current credit facility with a $110 million five-year term loan, a $20 million revolving credit facility and $40 million of subordinated debt with a six-year term.  The senior credit facility will be led by Bank of America and will include SunTrust Bank and PNC Bank as Lead Arrangers.  Ares Capital Corporation will provide the subordinated debt financing, which was arranged by B Riley.  Total debt at closing is anticipated to be approximately four-times the most recent twelve months pro-forma EBITDA of $39 million adjusted for the combined businesses.  “We are pleased to have financial support of a bank group, which is among the strongest and most experienced in our industry,” said Dave Keleher, DRC’s senior vice president and chief financial officer.

KippsDeSanto & Co. is acting as exclusive financial advisor to HPTi in this transaction.

Company Guidance Update

Anticipating a June 30, 2011 closing of the acquisition of HPTi the Company’s estimate of revenue for 2011 has been revised to be in the range of $331 to $339 million, reflecting organic growth of 3 to 5 percent.  The Company’s second quarter 2011 revenue estimate of $68 to $71 million is unchanged, reflecting organic growth of 7 to 12 percent for the federal business and 4 to 9 percent in total.  The acquisition of HPTi significantly increases the Company’s penetration in growth markets to nearly 70 percent of total revenue and raises Company expectations of 2012 organic revenue growth to high single digits.

From an earnings viewpoint, the Company estimates second quarter results will include transaction costs of $1.3 to $1.5 million.  Absent the transaction costs for the second quarter 2011 the Company’s earnings estimate of $0.26 to $0.28 per share remains unchanged.  The Company’s estimate of full year diluted earnings per share absent the transaction costs is in the range of $1.27 to $1.34 per share.  The Company estimates earnings contributions of $0.15 or better per share from the acquisition for 2012.

Conference Call

The Company will conduct a first quarter 2011 conference call on Friday, June 3, 2011 at 9:00 a.m. ET.  The call will be available via telephone at 877-303-4382, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-642-1687, passcode #73223938 beginning at 12:00 p.m. ET June 3, 2011.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) provides measurable performance improvements for government customers through the delivery of innovative management, engineering and technology solutions.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. region.  For more information please visit our website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company's financial results, please refer to DRC's most recent filings with the SEC.  The company assumes no obligation to update any forward-looking information.

Supplemental Data

Pro forma Combined EBITDA (dollars in thousands)

	Trailing
	Twelve	Projected
	Months	Calendar
	3/31/2011	2011 (1)
Net Income, Continuing Operations	$22,100	$19,500
Provision for Income Taxes	8,400	8,700
Interest Expense	1,000	5,800
Depreciaton	4,200	4,100
Amortization	1,500	4,400
Stock Compensation	2,100	1,300
Adjusted EBITDA	$39,300	$43,800

(1) 2011 projected balances based on midpoint of guidance range excluding transaction costs

Quarterly Backlog Summary (dollars in thousands)

	2010				2011
DRC	Q1	Q2	Q3	Q4	Q1
Funded Backlog	$171,855	$150,609	$158,046	$133,516	$116,773
Total Backlog	411,870	362,304	426,211	400,881	385,068

	2010				2011
HPTi	Q1	Q2	Q3	Q4	Q1
Funded Backlog	$48,085	$41,707	$61,119	$46,455	$40,505
Total Backlog	414,285	496,913	479,458	480,809	452,684

	2010				2011
Combined	Q1	Q2	Q3	Q4	Q1
Funded Backlog	$219,941	$192,316	$219,165	$179,972	$157,278
Total Backlog	826,155	859,217	905,669	881,691	837,753

Prime/Subcontract Revenue

	2010				2011
	Q1	Q2	Q3	Q4	Q1
DRC
Prime	72%	72%	73%	74%	74%
Subcontract	28%	28%	27%	26%	26%

HPTi
Prime	77%	79%	83%	83%	87%
Subcontract	23%	21%	17%	17%	13%

Combined
Prime	73%	74%	76%	76%	78%
Subcontract	27%	26%	24%	24%	22%

Revenue by Contract Type

	2010				2011
	Q1	Q2	Q3	Q4	Q1
DRC
Fixed price, including service-type contracts	47%	44%	45%	50%	49%
Time and materials	33%	35%	34%	29%	29%
Cost reimbursable	20%	21%	21%	21%	22%

HPTi
Fixed price, including service-type contracts	35%	30%	25%	28%	30%
Time and materials	39%	39%	43%	43%	48%
Cost reimbursable	26%	30%	32%	28%	22%

Combined
Fixed price, including service-type contracts	44%	41%	40%	44%	44%
Time and materials	34%	36%	36%	33%	34%
Cost reimbursable	22%	23%	24%	23%	22%

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Duyan "Jen" Truong
703.584.5645
duyent@aboutsage.com